UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2007

TASKER PRODUCTS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	0-32019	88-0426048
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39 Old Ridgebury Road

Danbury, Connecticut 06810

(Address of principal executive offices)

Registrant’s telephone number:  (203) 730-4350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation of a Direct Financial  Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Tasker  Products Corp. (the  “Registrant”)  is in the process of completing bridge  financing  of up to $4,400,000  and, as of  January 31,  2007,  the Registrant  had received  cash in the amount of  $3,562,000  (the  “Loans”) from several investors, including cash in the amount of $595,000 received on December 8, 2006, cash in the amount of $1,076,000 received on December 22, 2006, cash in the amount of $1,117,000 received on January 25, 2007, and cash in the amount of $774,000 received on January 31, 2007. Documents for the remaining balance of the bridge financing are in the process of being completed.

     In  connection with the anticipated terms of the Loans, the Registrant intends to issue to the investors 10% Secured Convertible Notes (the “Notes”). The terms of the Notes have been previously reported on the Registrant’s Form 8-K, dated December 22, 2006, filed with the Securities and Exchange Commission on December 28, 2006 and such anticipated terms are incorporated herein by reference.

      The  documents  relating  to the Notes  have not been  executed  by all the parties  as of the date  that  this Form 8-K is filed  with the  Securities  and Exchange Commission.

     The Notes and  Warrants  (as  hereinafter  defined)  and any capital  stock issuable upon  conversion of the Notes and/or  exercise of the Warrants have not been registered  under the Securities Act of 1933 and may not be offered or sold in the  United  States  absent  registration  or an  applicable  exemption  from registration requirements.

     This report shall not constitute an offer to sell or a  solicitation  of an offer to buy any security and shall not  constitute  an offer,  solicitation  or sale of any securities in any jurisdiction  where such an offering or sale would be unlawful.  This report contains information about pending  transactions,  and there can be no assurance that these transactions will be completed.

Item 3.02      Unregistered Sales of Equity Securities.

     The  information  included  under Item 2.03 with respect to the issuance of the Notes is  incorporated  under  this  Item  3.02.  As  indicated  above,  the Registrant  intends to issue Notes for the $595,000 received on December 8, 2006, the  $1,076,000  received on December 22, 2006, the $1,117,000 received on January 25, 2007 and the 774,000 received on January 31, 2007.  It is anticipated that the Notes in the  aggregate principal  amount  of  $3,562,000 will  be  convertible  into an  aggregate  of approximately 49,131,034 shares of the Registrant’s common stock at a conversion price of $0.0725 per share.

      As an  inducement  for the holders to purchase  the Notes in the aggregate principal amount of $3,562,000,  the  Registrant intends to issue to such holders four-year warrants (the “Warrants”) to purchase an aggregate of 19,788,889 shares of the Registrant’s common stock at an exercise price of $0.09 per share.

      For the issuance of the Notes in the aggregate principal amount of $3,562,000,  the placement  agent will receive in the  aggregate a fee of  approximately  $356,200 and  seven-year warrants to purchase an aggregate of 4,913,103 shares of the Registrant’s common stock at an exercise price of $0.0725 per share.

     The Registrant  will issue and sell the Notes and Warrants in  transactions exempt  from the  registration  requirements  under the  Securities  Act of 1933 pursuant  to Section  4(2) thereunder as such  transactions  did not involve a public offering of securities.

     The  documents  relating to the Notes and Warrants have not been  executed  by all the  parties as of the date that this Form 8-K is filed with the Securities and Exchange  Commission.  We can give no assurance  that the final terms of such  documents  will not vary from the terms described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER PRODUCTS CORP.

Dated: January 31, 2007	By:	/s/ Stathis Kouninis
Stathis Kouninis
Chief Financial Officer